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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                          SPECTRUM BANCORPORATION, INC.
             (Exact name of registrant as specified in its charter)

       Iowa                                                     42-0867112
(State of incorporation                                      (I.R.S. Employer
   or organization)                                         Identification No.)

              10834 Old Mill Road, Suite One, Omaha, NE 68154-2648 (Address of registrant's principal executive offices)

                            SPECTRUM CAPITAL TRUST I
            (Exact name of coregistrant as specified in its charter)

       Delaware                                                 Applied for
(State of incorporation                                     (I.R.S. Employer
   or organization)                                        Identification No.)

              10834 Old Mill Road, Suite One, Omaha, NE 68154-2648
             (Address of coregistrant's principal executive offices)


        Securities to be registered pursuant to Section 12(b) of the Act:

                               Title of each class
                               to be so registered

___% CUMULATIVE PREFERRED SECURITES OF SPECTRUM CAPITAL TRUST I

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. /X/

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                         Name of each exchange on which
                         each class is to be registered

                             AMERICAN STOCK EXCHANGE

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.

 Securities Act registration statement file number to which this form relates:

                           333-80551 and 333-80551-01

     Securities to be registered pursuant to Section 12(g) of the Act: NONE

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Descriptions and terms of the Registrant's securities being registered in this Form 8-A are incorporated herein by reference to the sections entitled "Description of Preferred Securities," "Description of Junior Subordinated Debentures," "Description of Preferred Securities Guarantee," and "Relationship among the Preferred Securities, the Junior Subordinated Debentures and the Preferred Securities Guarantee" in the prospectus filed with the Securities and Exchange Commission on June 11, 1999, as part of the Company's Registration Statement on Form S-1 (SEC Registration No. 333-80551), as amended (the "1933 Act Registration Statement"). The form of prospectus to be subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

ITEM 2.  EXHIBITS.

         The following is a complete list of Exhibits filed as part of this Registration Statement or which are incorporated herein by reference.

4.4   Trust Agreement of Spectrum Capital Trust I dated as of _______, 1999 (1).

4.5 Form of Amended and Restated Trust Agreement of Spectrum Capital Trust I, dated ________, 1999 (1).

4.6   Form of Preferred Security Certificate of Spectrum Capital Trust I (1).

4.7   Form of Preferred Securities Guarantee Agreement (1).

(1) Incorporated by reference to the same exhibit numbers of the 1933 Act Registration Statement.

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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                     SPECTRUM BANCORPORATION, INC.



Date: July ___, 1999                 By:  /s/ DERYL F. HAMANN
                                         -----------------------------
                                         Deryl F. Hamann
                                         Chairman of the Board and CEO


                                     SPECTRUM CAPITAL TRUST I


Date: July ___, 1999                 By:  /s/ DANIEL A. HAMANN
                                          ----------------------------
                                          Daniel A. Hamann
                                          Administrative Trustee